Exhibit 99.1

hopTo, Inc. Announces Voluntarily Deregistration of Common Stock

Concord, NH (December 8, 2023) – hopTo Inc. (OTC PINK: HPTO) (“hopTo” or the “Company”), today filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors of the Company (the “Board”) believes that the decision to deregister and suspend its reporting obligations under the Exchange Act is in the best interest of the Company and its shareholders. The Board has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and its stockholders at this time. The Board reviewed many factors, including the access to capital, expenses and management resources associated with being a reporting company.

The Company’s common stock will to continue to be traded on the OTC Pink market under the trading symbol “HPTO”.

For more information on hopTo, please visit: www.hopTo.com.

Investors:

investors@hopto.com